Cibus Reports First Quarter Financial Results and Provides Year-to-Date Business Update for 2025

Rice business momentum builds with Cibus' first stacked gene edited herbicide tolerance traits, which the Company believes is an industry first; On track for 2027 targeted commercial launch of HT1 and HT3 traits with customer germplasm integration underway across multiple markets

Positive regulatory decision for Cibus' Rice traits HT1 and HT3 in Ecuador; the Ministry of Agriculture and Livestock in Ecuador determined that the Company's HT1 and HT3 Rice traits are equivalent to those developed through conventional breeding

Disease resistance program advances with positive Sclerotinia data for multiple modes of action against Sclerotinia in Canola; Cibus' time bound and predictable RTDS technologies enabling novel approach to combating yield losses and generating significant commercial interest

USDA-APHIS designates Canola disease resistance traits as not regulated; Confirmation validates US regulatory treatment of Cibus' RTDS technologies and strengthens commercial pathway

First quarter also saw the EU member states endorse the EU Council's negotiating mandate on the regulation of plants obtained by New Genomic Techniques (NGTs), enabling trilogue discussions (EU Parliament, Commission, and Council) on the text of the legislation to be proposed for final adoption

SAN DIEGO, May 8, 2025 – Cibus, Inc. (Nasdaq: CBUS) (the "Company"), a leading agricultural biotechnology company that uses proprietary gene editing technologies to develop plant traits (or specific genetic characteristics) in seeds, today announced its financial results for the quarter ended March 31, 2025, and provided a year-to-date business update for 2025. Management will host a conference call and webcast today at 4:30 p.m. ET.

Management Commentary

"Building on the milestones we achieved last year, our time bound and predictable Rapid Trait Development SystemTM (RTDS®) technology platform is generating significant commercial interest which we believe validates our strategy as we continue to advance our trait development pipeline," stated Peter Beetham, Co-Founder, Interim CEO, President and COO. "The USDA-APHIS designation of our next generation Canola disease resistance traits as not regulated, combined with the California Rice Commission's first ever approval of the planting of gene-edited rice in California represent important and continuing acceptance of our technology in the U.S. which, when coupled with regulatory advancement in the EU, validates our global market approach to developing traits that address critical challenges facing farmers. With our Sclerotinia resistance traits showing positive results across multiple modes of action and our Rice platform advancing toward commercialization with customer germplasm integration underway, we're demonstrating the unique power of our RTDS process. Our ability to deliver edited traits in under 12 months is creating a predictable path to commercialization that positions Cibus to capture significant shareholder value as we approach an inflection point in our commercial trajectory."

Commercial Progress

Progress of Cibus' Developed Traits

•Weed Management (HT1 and HT3) in Rice
◦Following 2024 field trial results for stacked gene edited herbicide tolerance traits in Rice, in March 2025 the Company expanded this opportunity to include additional trait stacking to broaden weed management for crop protection. Plans are in place for additional field testing in 2025. The Company believes last year's activities represented the first trial use of stacked gene edited herbicide tolerance traits in Rice to improve weed management.
◦2024 Progress: Secured four major Rice customer agreements, including FEDEARROZ in second quarter 2024; received germplasm from all four Rice customers; completed successful field trial in the U.S. with a customer's germplasm; and affirmed strategic collaboration with RTDC Corporation Limited and Albaugh LLC to provide Clethodim as part of Cibus' weed management solution for U.S. rice farmers using the HT3 trait.

Progress of Cibus' Advanced Traits and Sustainable Ingredients

•Sclerotinia Resistance
◦In March 2025, announced positive greenhouse data for Canola plants containing the third mode of action.
◦2024 Progress: Received field trial results for second mode of action in Canola showing enhanced disease resistance; successfully completed edits in Canola for the fourth mode of action in November 2024; announced collaboration with Biographica, leveraging their AI platform with Cibus' computational biology team to identify novel genetic targets for disease resistance in Oilseed Rape and Canola.

•Sustainable Ingredients
◦In the first quarter of 2025, the Company continued successful advancement of its bio-based fermentation biofragrance product and is developing commercialization plans.
◦2024 Progress: Progressed partner-funded project with a large multi-national CPG company focused on developing sustainable low carbon ingredients.

Progress within Crop Platforms

•Soybean Platform
◦In January 2025, the Company successfully edited a Soybean cell for its HT2 trait, achieving sufficiently high editing rates that enabled expanded development of its Soybean platform. The Company continues to work diligently toward its goal of achieving an operational Soybean platform.

Corporate and Industry Progress

•Standardized RTDS gene editing process for industrialized breeding
◦In January 2025, established production standards for its proprietary RTDS gene editing process for Cibus' developed traits in Rice and Canola, as well as advanced traits in Canola. In each of these cases, Cibus believes that it can edit a customer's elite germplasm or seed and return it to its customer with a specific edit within 12 months.

•Global regulatory progress for gene editing technologies continues to advance
◦During the California Rice Commission's Rice Certification Committee Meeting on February 26, 2025, the Commission approved Cibus' field research proposal marking the first time gene edited Rice has been authorized for planting in California.
◦On March 14, 2025, EU member states endorsed the EU Council's (the "Council") negotiating mandate on the regulation of plants obtained by NGTs, enabling trilogue discussions (three-way discussions between the Council, EU Parliament, and the European Commission) aimed at reaching agreement on the text of the legislation to be proposed for final adoption.
◦In April 2025, USDA-APHIS designated two of Cibus’ canola traits as not regulated under USDA biotechnology regulations (7 CFR Part 340), including two canola disease resistance traits, reinforcing regulatory status in the U.S. for RTDS precision gene editing technologies.
◦In April 2025, the Ministry of Agriculture and Livestock in Ecuador determined that Cibus’ HT1 and HT3 Rice traits are equivalent to those developed through conventional breeding and subject to the same regulations as conventional seed in accordance with the provisions of the Organic Law of Agrobiodiversity, Seeds and Promotion of Sustainable Agriculture and its Regulations (LOASFAS). Ecuador strictly prohibits the commercial planting of transgenic (GMO) crops.

Expected Milestones

Cibus intends to report ordinary course development progress and achievements in connection with its quarterly reporting process. Cibus presents below the most significant development and commercial milestone targets for its priority programs for 2025:

•Rice:
◦Expansion of existing, and developing new commercial relationships with Rice seed companies across North and South America during the course of 2025.
◦Expect first trait validation trials in Latin America in 2025.
◦Expect to prepare delivery of initial traits to a California customer in mid-2025.

◦Expect to prepare delivery of initial traits to a Latin American customer by end of 2025.

•Soybean Platform:
◦Expect HT2 edits in Soybean plants in 2025, building upon successful edits in Soybean cells earlier in 2025.

•Sclerotinia:
◦Field trials for third and fourth modes of action in Canola planned for 2025.
◦Now expect early results from controlled environment testing for fourth mode of action in Canola in second quarter 2025.

•HT2 in Canola:
◦Expect initial field trial data in 2025.

•Sustainable Ingredient Development:
◦Continue progress on our partner-funded project to develop sustainable low carbon ingredients or materials for the CPG industry that do not negatively impact the environment during production, use, or disposal during the course of 2025.
◦Expect to receive in 2025 nominal revenues associated with the ongoing commercialization efforts for the Company's sustainable ingredient biofragrance products.

First Quarter 2025 Financial Results

•Cash position: Cash and cash equivalents as of March 31, 2025, was $23.6 million. Taking into account the impact of implemented cost saving initiatives, and without giving effect to potential financing transactions that Cibus is pursuing, Cibus expects that existing cash and cash equivalents is sufficient to fund planned operating expenses and capital expenditure requirements into the third quarter of 2025. Cibus' Board, together with its financial advisor, continues to evaluate a full range of strategic alternatives to maximize shareholder value.

•Research and development (R&D) Expense: R&D expense was $11.8 million for the quarter ended March 31, 2025, compared to $12.0 million in the year-ago period. The decrease of $0.2 million is primarily due to cost reduction initiatives.

•Selling, general, and administrative (SG&A) expense: SG&A expense was $9.9 million for the quarter ended March 31, 2025, compared to $7.0 million in the year-ago period. The increase of $2.9 million is primarily due to a $3.0 million estimated litigation liability partially offset by a decrease due to cost reduction initiatives.

•Goodwill impairment: Goodwill impairment was $21.0 million for the quarter ended March 31, 2025, compared to no impairment in the year-ago period. The increase of $21.0 million non-cash expense is due to the decline in the Company's stock price since its last assessment of goodwill. The Company performed a quantitative analysis in the first quarter of 2025 and concluded that its goodwill was impaired.

•Royalty liability interest expense - related parties: Royalty liability interest expense - related parties was $8.4 million for the quarter ended March 31, 2025, compared to $8.3 million in the year-ago period. The nominal increase is due to the recognition of interest expense on the Royalty Liability.

•Non-operating income (expense), net: Non-operating income (expense), net was income of $0.4 million for the quarter ended March 31, 2025, compared to expense of $0.4 million in the year-ago period. The increase in income of $0.8 million is driven by the fair value adjustment of the liability classified common warrants.

•Net loss: Net loss was $49.4 million for the quarter ended March 31, 2025, compared to $27.0 million in the year-ago period. The increase of $22.4 million in net loss was driven by the $21.0 million non-cash goodwill impairment in the first quarter of 2025 along with the other items described above.

•Net loss per share of Class A common stock: Net loss per share of Class A common stock was $1.34 for the quarter ended March 31, 2025, compared to net loss per share of Class A common stock of $1.12 in the year-ago period. The increase of $0.22 in net loss per share of Class A common stock is primarily driven by the non-cash goodwill impairment in the first quarter of 2025 which accounted for approximately $0.57 in net loss per share of Class A common stock. The increase is partially offset by the other items in net loss described above and a year-over-year increase in weighted average shares outstanding.

Conference Call and Webcast Information

Cibus will host a live webcast, Thursday, May 8, 2025, at 4:30 p.m. Eastern Time to discuss its first quarter 2025 financial results and provide a year-to-date business update for 2025. The conference call can be accessed live over the phone by dialing (833) 316-1983 or for international callers by dialing (785) 838-9310. The conference ID is CIBUS. A replay of the call will be available through May 22, 2025, by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 11158792.

A live audio webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, investor.cibus.com. An archived webcast will be available on the Company's website for 90 days after the event.

About Cibus

Cibus is a leader in gene edited productivity traits that address critical productivity and sustainability challenges for farmers such as diseases and pests which the United Nations estimates cost the global economy approximately $300 billion annually. Cibus is not a seed company. It is a technology company that uses gene editing to develop and license traits to seed companies in exchange for royalties on seed sales. Cibus' long-term focus is productivity traits for farmers for the major global row crops with large acreage such as canola, corn, rice, soybean, and wheat. Cibus is a technology leader in high-throughput gene editing technology that is expected to enable it to develop and commercialize plant traits at a fraction of the time and cost of conventional breeding. Cibus has developed a current pipeline of five productivity traits including important traits for weed management in Rice, Pod Shatter Reduction, and Sclerotinia (disease) resistance, which are its near-term focus.

About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM

A key element of Cibus' technology breakthrough is its high-throughput breeding process (referred to as the Trait Machine™ process). The Trait Machine process is a crop specific application of Cibus' patented Rapid Trait Development System™ (RTDS®). The proprietary technologies in RTDS integrate crop specific cell biology platforms with a series of gene editing technologies to enable a system of end-to-end crop specific precision breeding. It is the core technology platform for Cibus' Trait Machine process: the first standardized end-to-end semi-automated crop specific gene editing system that directly edits a seed company's elite germplasm. Each Trait Machine process requires a crop specific cell biology platform that enables Cibus to edit a single cell from a customer's elite germplasm and grow that edited cell into a plant with the Cibus edits.

Cibus believes that RTDS and the Trait Machine process represent the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: high- throughput gene editing systems operating as an extension of seed company breeding programs. In 2024, the Trait Machine process was cited by Fast Company Magazine as one of the most innovative products in 2024.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus' operational and financial performance, Cibus' liquidity and capital resources, the implementation and execution of cost savings initiatives, Cibus' strategy, future operations, prospects, and plans, including the anticipated receipt of commercial revenues and additional funding, are forward-looking statements. Cibus' assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement. Because this involves such risks and uncertainties, the Company could use its available capital resources sooner than it currently expects. Forward-looking statements may be identified by words such as "anticipate," "believe," "intend," "expect," "plan," "scheduled," "could," "would" and "will," or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus' management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus' actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus' need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus' intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus' platform or trait product development efforts; Cibus' reliance on third parties in connection with its development activities; challenges associated with Cibus' ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus' traits or that farmers and processors fail to work effectively with crops containing Cibus' traits; delays or disruptions in the Company's platform or trait product development efforts, particularly with respect to its non-Rice and non-disease projects in light of the Company's strategic priorities; challenges that arise in respect of Cibus' production of high-quality plants and seeds cost effectively on a large scale; Cibus' dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; delays and uncertainties regarding regulatory developments in the European Union; Cibus' ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus' technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus' ability to execute on its business plan; the Company's assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the "Risk Factors" section of Cibus' Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 20, 2025. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

In addition, the forward-looking statements included in this press release represent Cibus' views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus' views as of any date subsequent to the date hereof.

CIBUS CONTACTS:

INVESTOR RELATIONS
Karen Troeber
ktroeber@cibus.com
858-450-2636

Jeff Sonnek – ICR
jeff.sonnek@icrinc.com

MEDIA RELATIONS
Colin Sanford
colin@bioscribe.com
203-918-4347

CIBUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in Thousands, Except Par Value and Share Amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,587	$14,433
Accounts receivable	950	1,041
Prepaid expenses and other current assets	1,347	1,472
Total current assets	25,884	16,946
Property, plant, and equipment, net	10,395	11,439
Operating lease right-of-use assets	32,070	33,254
Intangible assets, net	33,043	33,578
Goodwill	232,516	253,466
Other non-current assets	1,137	1,386
Total assets	$335,045	$350,069
Liabilities, redeemable noncontrolling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,778	$5,964
Accrued expenses	5,414	2,281
Accrued compensation	2,569	3,309
Deferred revenue	863	932
Current portion of notes payable	334	436
Current portion of financing lease obligations	116	113
Current portion of operating lease obligations	4,431	4,287
Class A common stock warrants	217	2,268
Other current liabilities	292	288
Total current liabilities	21,014	19,878
Notes payable, net of current portion	180	226
Operating lease obligations, net of current portion	30,584	31,224
Royalty liability - related parties	207,819	199,442
Other non-current liabilities	1,491	1,468
Total liabilities	261,088	252,238

	March 31, 2025	December 31, 2024
Redeemable noncontrolling interest	—	5,674
Stockholders’ equity:
Class A common stock, $0.0001 par value; 210,000,000 shares authorized; 32,900,566 shares issued and 32,657,738 shares outstanding as of March 31, 2025, and 28,258,258 shares issued and 27,939,023 shares outstanding as of December 31, 2024	9	9
Class B common stock, $0.0001 par value; 90,000,000 shares authorized; 1,712,373 shares issued and outstanding as of March 31, 2025, and 1,720,929 shares issued and outstanding as of December 31, 2024	—	—
Additional paid-in capital	850,302	825,298
Class A common stock in treasury, at cost; 50,540 shares as of March 31, 2025, and 45,177 shares as of December 31, 2024	(2,012)	(1,999)
Accumulated deficit	(778,052)	(731,166)
Accumulated other comprehensive income	27	15
Total Cibus, Inc. stockholders' equity	70,274	92,157
Noncontrolling Interest	3,683	—
Total stockholders’ equity	73,957	92,157
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$335,045	$350,069

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in Thousands, Except Share and Per Share Amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Revenue	$1,034	$545
Total revenue	1,034	545
Operating expenses:
Research and development	11,799	12,013
Selling, general, and administrative	9,856	6,985
Goodwill impairment	20,950	—
Total operating expenses	42,605	18,998
Loss from operations	(41,571)	(18,453)
Royalty liability interest expense - related parties	(8,377)	(8,329)
Other interest income, net	119	193
Non-operating income (expense), net	439	(369)
Loss before income taxes	(49,390)	(26,958)
Income tax expense	(2)	(14)
Net loss	$(49,392)	$(26,972)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(2,506)	(3,537)
Net loss attributable to Cibus, Inc.	$(46,886)	$(23,435)
Basic and diluted net loss per share of Class A common stock	$(1.34)	$(1.12)
Weighted average shares of Class A common stock outstanding – basic and diluted	35,052,692	20,862,938

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in Thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(49,392)	$(26,972)
Adjustments to reconcile net loss to net cash used by operating activities:
Royalty liability interest expense - related parties	8,377	8,329
Goodwill impairment	20,950	—
Depreciation and amortization	1,634	1,794
Stock-based compensation	2,499	2,528
Loss on disposal of assets	80	—
Change in fair value of liability classified Class A common stock warrants	(462)	390
Other	21	(22)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	91	(120)
Prepaid expenses and other current assets	309	431
Accounts payable	995	646
Accrued expenses	3,135	47
Accrued compensation	(745)	(554)
Deferred revenue	(71)	248
Right-of-use assets and lease obligations, net	688	(88)
Other assets and liabilities, net	64	(137)
Net cash used by operating activities	(11,827)	(13,480)
Investing activities
Purchases of property, plant, and equipment	(291)	(228)
Net cash used in investing activities	(291)	(228)
Financing activities
Proceeds from issuances of securities	22,599	6,534
Costs incurred related to issuances of securities	(1,169)	(454)
Payment of taxes related to vested restricted stock units	(13)	(127)
Repayments of financing lease obligations	—	(33)
Repayments of notes payable	(148)	(401)
Net cash provided by financing activities	21,269	5,519
Effect of exchange rate changes on cash and cash equivalents	3	(3)
Net increase (decrease) in cash and cash equivalents	9,154	(8,192)
Cash and cash equivalents – beginning of period	14,433	32,699
Cash and cash equivalents – end of period	$23,587	$24,507